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                                                             Exhibit 99.b9.1
                        DIMENSIONAL INVESTMENT GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER ONE

     THIS AGREEMENT is made as of the 8th day of December, 1998 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation" (the "Transfer Agent").

                             W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended, (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to the existing series of the Fund, including a new series of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio II, which are listed on Schedule A attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. The Agreement hereby is amended effective December 8, 1998 by:

          (a) replacing all references to the "DFA Large Cap Portfolio Inc." with "Dimensional Investment Group, Inc.,"

          (b) replacing all references to "Provident Financial Processing Corp." with "PFPC Inc."



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          (c)  re-stating Paragraph 1 of the Agreement to read as follows:

               "1. APPOINTMENT. The Fund hereby appoints the Transfer Agent to serve as transfer agent, registrar, and dividend disbursing agent for the Fund with respect to each series of shares of the Fund as listed on Schedule A, attached hereto, (the "Shares") for the period and on the terms set forth in this Agreement. The Transfer Agent shall identify to each such series or class property belonging to such series or class and in such reports, records, confirmations and notices to the Fund and other services provided hereunder shall promptly identify the series or class to which such property, record, report, confirmation or service pertains and shall issue shares on a per series basis as provided in the prospectus. Any class of shares created by the Fund after the date hereof shall be included hereunder upon the mutual agreement of the Fund and the Transfer Agent.

          (d)  re-stating Paragraph 2 of the Agreement to read as follows:

               "2. DELIVERY OF DOCUMENTS. The Fund has furnished the Transfer Agent with properly certified or authenticated copies of each of the following:

                    (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent of the Fund as provided herein and approving this Agreement;

                    (b) Appendix A identifying and containing the signatures of the Fund's officers authorized to sign stock certificates on behalf of the applicable portfolios of shares of the Fund and to execute stock certificates representing the Shares of such portfolios;

                    (c) The Fund's Articles of Incorporation, and all amendments, thereto (such Articles of Incorporation, as presently in effect and as they may from time to time e amended, are



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                         herein called the "Charter");

                    (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

                    (e) The current investment advisory agreements between Dimensional Fund Advisors Inc. ("DFA") and the Portfolios of the Fund);

                    (f) The current Facility Agreement between DFA and the Fund (the "Facility Agreement");

                    (g) The current Administration and Accounting Services Agreement between the Transfer Agent and the Fund dated as of July 12, 1991, (the "Accounting Services Agreement"); and

                    (h) The Fund's current Prospectuses and Statements of Additional Information relating to each of the Shares. The Prospectuses and Statements of Additional Information, and all amendments and supplements thereto, are hereinafter described as the "Prospectus."

               The Fund agrees to furnish to the Transfer Agent from time to time with properly certified or authenticated copies of all amendments or supplements to the foregoing, if any."

               (e)  re-stating Paragraph 7 to read as follows:

                    7. DIVIDENDS AND DISTRIBUTIONS. The Fund shall furnish the Transfer Agent with appropriate evidence of action by the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions as described in the then current Prospectus. The Transfer Agent shall notify the Custodian of the amount of cash necessary to pay such dividend or distribution and, after deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, the


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                         Transfer Agent shall in accordance with the
                         instructions in proper form from a Shareholder and the provisions of the Fund's Charter and the procedures set forth in the current Prospectus, or Written Instructions amending such procedures, issue and credit the account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends."

               (f)  re-stating Paragraph 19 to read as follows:

                    "19. DURATION AND TERMINATION. This Agreement shall continue in effect from year-to-year, as long as such Agreement is approved by the Fund's Board of Directors. This Agreement may be terminated by either party on or after the first anniversary of the investment date upon not less than 180 days prior written notice to the other party. The foregoing provisions notwithstanding, either party may terminate this Agreement in the event of a material breach of the terms hereof after written notice to the other party of such breach and a reasonable time for cure of such breach, unless such breach is not curable and, in such circumstances, this Agreement shall terminate, at the option of the injured party, three months after the date such notice is given."

               2. The fee schedules of the Transfer Agent applicable to the Portfolios shall be agreed to in writing, from time to time.

               3. This Addendum supercedes all prior Amendments to the Agreement.

               4. In all other respects, the Agreement shall remain unchanged and in full force and effect.


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               5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                   DIMENSIONAL INVESTMENT GROUP INC.

                                   By: /S/ IRENE R. DIAMANT
                                       --------------------
                                              Irene R. Diamant
                                              Vice President


                                   PFPC INC.

                                   By: /S/ JOSEPH GRAMLICH
                                       --------------------
                                              Joseph Gramlich
                                              Senior Vice President


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                                                            AMENDED AND RESTATED
                                                            DECEMBER 8, 1998

                                   APPENDIX A

                        DIMENSIONAL INVESTMENT GROUP INC.



                     Name           Signature
                     ----           ---------



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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998


                                   SCHEDULE A

                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                      THE DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                     DFA ONE-YEAR FIXED INCOME PORTFOLIO II
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II


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